EXHIBIT 21

                                  SUBSIDIARIES

      The following is a list of the subsidiaries of Mark IV Industries, Inc. at May 15, 1996. Except as otherwise indicated, the names of indirectly-owned subsidiaries are indented under the names of their immediate parent.


Automatic Signal/Eagle Signal Corporation (Delaware)
F-P Technologies Holding Corporation (Delaware) (a subsidiary of the Company owned 100% by the Company and Mark IV Industries Limited)
Gulton-Statham Transducers, Inc. (Delaware)
Gulton Industries, Inc. (Delaware)
     F-P Displays, Inc. (Massachusetts)
     Electro-Voice, Incorporated (Delaware)
          Mark IV Audio Canada Inc. (Canada) (an indirect subsidiary of the Company 100% owned, in the aggregate, by Electro-Voice, Incorporated, Gulton Industries, Inc.
            and Altec Lansing Corporation)
          Altec Lansing International Limited (United Kingdom)
          Mark IV Hong Kong Limited (Hong Kong)
               Audio Consultants Co., Limited (Hong Kong)
     Mark IV Audio (Aust) Pty. Limited (Australia) (an indirect subsidiary of the Company owned 100% by Gulton Industries, Inc. and
        Electro-Voice, Inc.)
     Mark IV Holding AG (Switzerland)
          Mark IV Audio AG (Switzerland)
          F-P Displays AG (Switzerland)
     LFE Industrial Systems Corporation (Connecticut)
     Mark IV Audio Japan Ltd. (Japan) (88% owned)
     Mark IV France S.A. (France) (an indirect subsidiary of the
      Company 100% owned, in the aggregate, by Gulton Industries, Inc. and Dayco Products, Inc.)
         Mark IV Audio France S.A. (France)
         Dayco Products - Europe S.A.R.L. (France)
         Gulton S.A. (France)
         SLE  S.A.R.L. (France)
Interstate Highway Sign Corp. (Delaware)
Kirkhof/Goodrich Corp. (Delaware)
Mark IV Transportation Products Corp. (Delaware)
Mark IV Audio, Inc. (Delaware)
Armtek International Holding Company, Inc. (Delaware)
     Dayco Pacific Pty. Limited (Australia) (an indirect subsidiary of the
      Company 100% owned in the aggregate by Armtek Int'l Holding Company, Inc. and Dayco Products, Inc.)
          Dayco Products Singapore PTE Limited (Singapore)
          Dayco TSA Singapore PTE Limited (Singapore) (66% owned by Dayco
           Products Singapore PTE Limited)
          Dayco Products-United Kingdom, Inc. (Delaware)
Eagle Funding Corporation (Delaware)
Mark IV Industries GmbH (Germany)
     Mark IV Vertriebs GmbH (Germany)
     Dayco Europe GmbH (Germany)
     Dynacord Electronic-und Geratebau GmbH (Germany)
     Dynacord Electronic-und Geratebau GmbH & Co. KG (Germany)
          Dynacord France S.A. (France) (100% owned, in the aggregate, by
           Dynacord GmbH and Dynacord KG)
Clarke Container Company, Inc. (New York)
Glar-Ban Incorporated (New York)
Mark IV Holdings Inc. (Delaware)
     Mark IV Industries Overseas, Ltd. (Barbados)
Aerospace Sub, Inc. (Delaware)
Mark IV Industries Ireland (Ireland) (100% owned by the Company and
 Mark IV Holdings, Inc.)
Mark IV IVHS, Inc. (Delaware)
Madison Industrial Properties, Inc. (Delaware)
NRD, Inc. (New York)
LFE Corporation (Delaware)
Dayco De Brasil (Brazil) (100% owned, in the aggregate, by Mark IV and
 Dayco PTI S.p.A.)
Dayco Argentina, S.A. (Argentina)
Dayco Products, Inc. (Delaware)
    Controladora Dayco SA de C.V. (Mexico)
          Dayco Products S.A. de C.V. (Mexico)
          Bandas Y Mangueras Industriales, S.A. (Mexico)
          Industrial de Plasticos Y Elastmeros, S.A. (Mexico)
    Dayco Canada Holdings, Inc. (Canada)
    Dayco Products Canada Inc. (Canada)
          Mark IV Industries Limited (Canada)
               Vapor Canada Inc. (Canada)
    Dayco PTI S.p.A. (Italy)
        Dayco SACIC S.A. (Belgium)
          Prelasti Joint Venture (Belgium) (50% ownership)
        Dayco PTI S.A. (Spain)
        Dayco PTI GmbH (Germany)
        Dayco Europe S.p.A. (Italy)
          Tubi Speciali Auto S.p.A. (Italy)
          Lunkoflex Iberica, S.A. (Spain)
    Dayco Europe AB (Sweden)
        Dayco Hevas AB (Sweden)
        Dayco Bjorkmans AB (Sweden)
    Anchor Swan, Inc. (Delaware)
    Dayco Distributing, Inc. (Kentucky)
    U.S. Rubber Acquisition Corp. (Delaware)
    Imperial Eastman Acquisition Corp. (Delaware)
Mark IV Holdings, S.A. (Belgium)
Mark IV Audio Magnetic, Inc. (Delaware)
Mark IV PLC (United Kingdom)
     Dayco Europe Ltd. (United Kingdom)
     Cetec International Limited (United Kingdom)
     Klark Teknik Plc (United Kingdom)
          Nivenfield (1992) Limited (United Kingdom)
          Rebis (United Kingdom)
     Dearden-Davies Associates Limited (United Kingdom)
     Klark-Teknik Electronics, Inc. (New York)
     Vapor U.K. Ltd. (United Kingdom)
     Caplugs Ltd. (United Kingdom)
Mark IV Netherlands B.V. (Netherlands)
LE Holdings U.K. (United Kingdom)
Vapor Corporation (Illinois)
Pietranera S.r.L. (Italy) (a subsidiary of the Company owned 100% by the
  Company and Armtek International Holding Company, Inc.)
Purolator Products Co. (Delaware)
    Cal-Facet, Inc. (Delaware)
    Facet Advanced Technology Company (Delaware)
       Purodenso (Partnership owned 50% by Facet Advanced Technology Company) Facet Enterprises, Inc. (Delaware)
    Facet Export Corporation (Delaware)
    Facet Fuel Systems, Inc. (Delaware)
       Facet Aerospace Products Company (Delaware)
    Facet Industrial U.K. Limited (United Kingdom)
       Facet Iberica, S.A. (Spain) (Owned 65.5% by Purolator Products Co.;
        11.34% by Facet Italiana SpA; 5.91% Facet Industrial U.K.)
    Facet Industrial B.V. (Netherlands)
       Purolator Filter GmbH (Germany) (100% owned, in the aggregate, by Facet
        Industrial B.V. and Purolator Products Company)
    Facet International, Inc. (Delaware)
    Facet Italiana S.p.A (Italy)
       Facet FCE S.A.R.L. (France) (100% owned, in the aggregate, by Facet
        Italiana SpA and Facet Industrial U.K. Limited)
    George W. Dahl Company, Inc. (Delaware)
    Purolator Products Air Filtration Company (Delaware)
    Purolator Products Limited (Canada)
    Purolator Products NA, Inc. (Delaware)
    Purolator India Limited (39.27% Joint Venture-India)
    Woods Liquidating Corporation (Delaware)
Tecalon Brasil (Brasil) (100% owned, in the aggregate, by Mark IV Industries,
 Inc. and Dayco PTI SpA)
Lum-Eag Holdings (Ireland) (100% owned, in the aggregate by Mark IV
 Industries, Inc. and Dayco Products, Inc.)
    Luminator Holding, LLC (New York) (100% owned, in the aggregate, by Dayco
     Products, Inc. and Lum-Eag Holdings)
       Luminator Service, Inc. (New York)
    Automatic/Eagle Holding, LLC (New York) (100% owned, in the aggregate, by
     Dayco Products, Inc. and Lum-Eag Holdings)